UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2010

Commission File Number: 0-53150

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9375 E Shea Blvd., Suite 100 Phoenix, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(602) 235-0355
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On April 23, 2010, NACEL Energy Corporation (the “Company” or “NACEL”) entered into a definitive Exchange Agreement (the “Exchange Agreement”) which effectively amended and modified the terms of a Senior Secured Convertible Note (the “Note”) and Warrants (the “Warrants”) held by a single institutional investor. The Note and Warrants were originally acquired by the investor pursuant to a Securities Purchase Agreement entered into on November 23, 2009, which was disclosed by the Company in a Form 8-K filed with the SEC on November 25, 2009. Under the terms of the Exchange Agreement, the Note was exchanged for a new Senior Secured Convertible Note (the “New Note”) and the Warrants were exchanged for new Warrants (the “New Warrants”) containing various changes and modifications in their respective terms and provisions as summarized below. The Company benefits from the Exchange Agreement since it is now able to pay monthly installment amounts due under the New Note through issuance of shares of its common stock, as opposed to being obligated to pay monthly installment amounts in cash if the market price of its common stock was less than the $0.75 stock price floor.

The principal amount of the New Note is $935,000 consisting of the original principal amount of $900,000 plus an additional $35,000 in costs and expenses (including attorney’s fees) for which the Company was obligated to reimburse the investor arising from Company obligations under the original transaction documents and the negotiation and preparation of the Exchange Agreement and the Exchange Documents (as defined in the Exchange Agreement). The New Note does not accrue any interest unless an event of default occurs, in which case the interest rate shall be 18% per annum. The New Note is convertible by the holder at any time after closing into shares of NACEL’s common stock at a new conversion price of $0.30, being reduced from the initial conversion price of $0.90. The New Note amortizes in seven equal monthly installment amounts of $133,571.42 commencing on the 21st trading day following the earlier of (a) the date the Form S-1 Registration Statement, as filed by the Company on December 31, 2009, is declared effective by the SEC, and (b) May 24, 2010, and ends on the maturity date, which is the six month anniversary of the first installment date.  NACEL may pay each monthly installment amount due on the New Note, at its option, in cash or, subject to the satisfaction of customary equity conditions, in shares of NACEL’s common stock.  If NACEL elects to make payment in shares of its common stock, the number of shares issued by NACEL will be determined by dividing the installment amount being converted by the lower of (a) the conversion price then in effect or (b) 90% of the arithmetic average of the volume weighted average prices of NACEL’s common stock on each of the 20 consecutive trading days prior to the applicable installment date. The New Note eliminates the prior $0.75 floor price for the Company being able to make payment in shares of its common stock. If the $0.75 floor price had not been eliminated, the Company would not have been able to make installment payments in cash due to its limited cash resources and limited ability to raise additional funds.

The Company’s obligations under the New Note and the other Exchange Documents continue to be secured by a first priority, perfected security interest in all of the Company’s assets.  Additionally, each of the Company’s subsidiaries continues to guarantee the obligations of NACEL under the New Note and the other Transaction Documents, and each such guarantee continues to be secured by a first priority, perfected security interest in all of the assets of each such subsidiary

In the exchange transaction, NACEL issued new Series A Warrants to the investor, which are exercisable for a period of 5 years for up to 3,750,000 shares of NACEL’s common stock, with a modified exercise price of $0.30, reduced from the initial exercise price of $0.90.

NACEL also issued new Series B Warrants that entitles the investor to purchase up to  3,000,000 shares of common stock (for an aggregate exercise price of $900,000) until the 1 year anniversary of the effective date of the registration statement filed by NACEL.  NACEL can require the investor to purchase all of the shares under the new Series B Warrant upon satisfaction of certain customary conditions. Upon exercise of the new Series B Warrants, the investor will be entitled to exercise the same proportion of the new Series C Warrants issued to the investor.  The new Series C Warrants are exercisable for a period of 5 years for up to 3,750,000 shares of NACEL’s common stock. The modified exercise price of both the Series B Warrant and the Series C Warrant is $0.30, reduced from the initial exercise price of $0.90.  The conversion price of the New Note, the exercise price of each of the New Warrants and the number of warrant shares are all subject to adjustment (including full-ratchet) upon occurrence of certain events.

Except as noted above, all of the other terms and provisions of the New Note and the New Warrants remain the same as set forth in the Note and the Warrants. In addition, there were no changes or modifications made to any of the provisions of the Registration Rights Agreement.

The Note and the Warrants were exchanged for the New Note and New Warrants in reliance upon an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

The description of, among other things, the terms of the Exchange Agreement, the New Note and the New Warrants does not purport to be complete and is qualified in its entirety by reference to each of the subject transaction documents which are filed as Exhibits to this report and are incorporated herein by reference.

Item 1.02  -  Termination of a Material Definitive Agreement.

On April 23, 2010, Nacel Energy Corporation (“Nacel Energy” or the “Company”) entered into a Termination and Settlement Agreement with Renergix Wind LLC (“Renergix”), whereby that certain Joint Development Agreement (“JDA”) with an effective date of January 1, 2009 was terminated effective as of April 1, 2010. Under the terms of the JDA, Renergix provided various services related to, among other things, the project development and management of the Company’s wind power facility development projects and opportunities and, in exchange for such services, received monthly fee compensation, milestone compensation and success fees, subject to terms of the JDA. For further information concerning the terms and provisions of the JDA between the Company and Renergix, see the Annual Report on Form 10-K for the fiscal year ended March 31, 2009, as filed with the Commission on June 28, 2009.

Under the terms of the Termination and Settlement Agreement, the accrued and deferred compensation amounts due to Renergix totaling $90,047.25 for the period from October 1, 2009 through March 31, 2010 will be paid through the issuance by the Company of 300,158 shares of the Company’s common stock based on a value of $0.30 per share. In addition, a $10,500 compensation amount due to Renergix for the month of March, 2010 shall be paid in cash when the Company receives the first refunds as requested from Xcel Energy and Southwestern Public Service Company, a subsidiary of Xcel Energy. In connection with the termination, mutual releases were provided by the Company and Renergix whereby each party released the other party from any and all claims, actions, causes of action and all liability which either party now has or ever had against the other party arising out of, or related to, all services provided or performed under the terms of, of other obligations arising from the terms of, the JDA, except that the release shall not apply to any rights, claims, benefits, obligations or limitations granted or afforded the parties under the terms of the Termination and Settlement Agreement.

With the termination being not “for cause” under the terms of the original JDA, Renergix remains entitled to receive milestone compensation and success fees arising from the further development, construction and commissioning (operations) of the Company’s existing wind energy projects through the period ending December 31, 2013, being the end of the five year term of the original JDA.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 3.02 – Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this report is hereby incorporated by reference into this Item 3.02.

Item 5.02 -  Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective as of April 22, 2010, Nacel Energy Corporation (“Nacel Energy” or the “Company”) entered into separate Termination Agreements with Paul Turner, President, and Andre Schwegler, Chief Financial Officer, whereby each person’s employment as an officer of the Company was terminated, with such termination being without cause under terms of their respective Employment Agreement.

On April 23, 2010, the Board of Directors appointed Mark Schaftlein, being a member of the Board of Directors, as the President and Chief Financial Officer of the Company thereby filling the officer vacancies arising from the terminated employment of Messrs. Turner and Schwegler as officers of the Company.

Biographical information for Mark Schaftlein is contained in the Company’s Form 8-K, as filed with the Commission on July 20, 2009. Information for compensatory arrangements for Mark Schaftlein is contained in the Company’s Form 8-K, as filed with the Commission on January 11, 2010.

Under the terms of his Termination Agreement, the accrued and deferred compensation amounts due to Mr. Turner totaling $75,000 for the period from October 1, 2009 through March 31, 2010 will be paid to him through the issuance by the Company of 250,000 shares of the Company’s common stock based on a value of $0.30 per share. In addition, a  $5,500 compensation amount due to Mr. Turner for the month of March, 2010 shall be paid to him in cash when the Company receives the first refunds as requested from Xcel Energy and Southwestern Public Service Company, a subsidiary of Xcel Energy. In connection with the termination, Mr. Turner released and relinquished any right or claim to receive both (a) a pro-rata share of his base salary during the month of April, 2010 and (b) any severance compensation provided for under the terms of the Employment Agreement. With the termination being “without cause” under the terms of the original Employment Agreement, Mr. Turner remains eligible for health and other benefits, but only to the extent provided by the Company prior to termination and, is not subject to any non-competition provision contained in the Employment Agreement.

Under the terms of his Termination Agreement, the accrued and deferred compensation amounts due to Mr. Schwegler totaling $13,500 for the period from October 1, 2009 through March 31, 2010 will be paid to him through the issuance by the Company of 75,000 shares of the Company’s common stock based on a value of $0.30 per share. In addition, a  $5,500 compensation amount due to Mr. Schwegler for the month of March, 2010 shall be paid to him in cash when the Company receives the first refunds as requested from Xcel Energy and Southwestern Public Service Company, a subsidiary of Xcel Energy. In connection with the termination, Mr. Schwegler released and relinquished any right or claim to receive from the Company both (a) the pro-rata share of his base salary for the month of April, 2010 and (b) any severance compensation provided for under the terms of the Employment Agreement. With the termination being “without cause” under the terms of the original Employment Agreement, Mr. Schwegler remains eligible for health and other benefits, but only to the extent provided by the Company prior to termination and, is not subject to any non-competition provision contained in the Employment Agreement.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Senior Secured Convertible Note dated April 23, 2010
4.2	Series A Warrant
4.3	Series B Warrant
4.4	Series C Warrant
10.1	Exchange Agreement
10.2	Termination Agreement (Paul Turner)
10.3	Termination Agreement (Andre Schwegler)
10.4	Termination and Settlement Agreement (Renergix Wind LLC)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: April 26, 2010	By: /s/ Mark Schaftlein
Mark Schaftlein, Chief Executive Officer